As Filed with the Securities and Exchange Commission on December 13, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-1

UNDER

THE SECURITIES ACT OF 1933

PETROS PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	2834	85-1410058
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

1185 Avenue of the Americas, Suite 249

New York, New York 10036

973-242-0005

(Address, including zip code, and telephone number, including area code,

of registrant’s principal executive offices)

Fady Boctor

President and Chief Commercial Officer

Petros Pharmaceuticals, Inc.

1185 Avenue of the Americas, Suite 249

New York, New York 10036

973-242-0005

(Name, address, including zip code, and

telephone number, including area code, of agent for service)

Copies to:

Rick A. Werner, Esq.

Jayun Koo, Esq.

Haynes and Boone, LLP

30 Rockefeller Plaza, 26th Floor

New York, New York 10112

(212) 659-7300

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b–2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)		Proposed Maximum Offering Price Per Security(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.0001 per share	3,830,000	(3)	$2.21	$8,445,150.00	$782.87
Total:	3,830,000			$8,445,150.00	$782.87

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement on Form S-1 shall also cover any additional shares of the registrant’s common stock that become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration.

(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) under the Securities Act, based on the average of the high and low prices of the common stock as reported on The Nasdaq Capital Market (“Nasdaq”) on December 6, 2021, of $2.21 per share.

(3)	Comprised of (i) 1,180,000 PIPE Shares (as defined herein), (ii) 2,500,000 shares of common stock that may be sold by the selling stockholders named herein upon the exercise of the Investor Warrants (as defined herein), and (iii) 150,000 shares of common stock that may be sold by the selling stockholders named herein upon the exercise of the Katalyst Warrants (as defined herein). Pursuant to Rule 416 under the Securities Act, this registration statement on Form S-1 shall also cover any additional shares of the registrant’s common stock that become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission acting pursuant to said Section 8(a) may determine.

The information in this prospectus is not complete and may be changed. The selling stockholders named in this prospectus may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated December 13, 2021

PROSPECTUS

Petros Pharmaceuticals, Inc.

3,830,000 Shares of Common Stock

This prospectus relates to the resale by the selling stockholders named in this prospectus from time to time of up to 3,830,000 shares of our common stock, par value $0.0001 per share. These 3,830,000 shares of common stock consist of:

●	1,180,000 shares of common stock (the “PIPE Shares”) that were issued in a private placement (the “Private Placement”) pursuant to that certain Securities Purchase Agreement, dated as of November 29, 2021, by and among us and the several purchasers named therein (the “Securities Purchase Agreement”);

●	2,500,000 shares of common stock (the “Investor Warrant Shares”) issuable upon the exercise of warrants (the “Investor Warrants”) that were issued in the Private Placement pursuant to the Securities Purchase Agreement; and

●	150,000 shares of common stock (the “Katalyst Warrant Shares” and together with the Investor Warrant Shares, the “Warrant Shares”) issuable upon the exercise of warrants (the “Katalyst Warrants” and together with the Investor Warrants, the “Warrants”) that were issued to Katalyst Securities LLC (“Katalyst”) as compensation for financial advisory services in connection with the Private Placement.

The PIPE Shares and the Warrants were issued in reliance upon the exemption from the registration requirements in Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder. Each purchaser represented that it was an “accredited investor” (as defined by Rule 501 under the Securities Act). We are registering the PIPE Shares and the Warrant Shares issuable upon the exercise of the Warrants to allow the selling stockholders named herein to, from time to time, offer and sell or otherwise dispose of the shares of our common stock covered by this prospectus.

We are registering the offer and resale of the PIPE Shares and the Investor Warrant Shares pursuant to a provision in the Securities Purchase Agreement.

Our registration of the shares of common stock covered by this prospectus does not mean that the selling stockholders will offer or sell any of such shares of common stock. The selling stockholders named in this prospectus, or their donees, pledgees, transferees or other successors-in-interest, may resell the shares of common stock covered by this prospectus through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. For additional information on the possible methods of sale that may be used by the selling stockholders, you should refer to the section of this prospectus entitled “Plan of Distribution.”

We will not receive any of the proceeds from the sale of common stock by the selling stockholders. However, we will receive proceeds from the exercise of the Warrants if the Warrants are exercised for cash. We intend to use those proceeds, if any, for general corporate purposes.

Any shares of common stock subject to resale hereunder will have been issued by us and acquired by the selling stockholders prior to any resale of such shares pursuant to this prospectus.

No underwriter or other person has been engaged to facilitate the sale of the common stock in this offering. We will bear all costs, expenses and fees in connection with the registration of the common stock. The selling stockholders will bear all commissions and discounts, if any, attributable to their respective sales of our common stock.

Our common stock is listed on Nasdaq under the symbol “PTPI.” On December 10, 2021, the last reported sales price for our common stock was $2.70 per share.

Investment in our common stock involves risk. See “Risk Factors” contained in this prospectus, in our periodic reports filed from time to time with the Securities and Exchange Commission, which are incorporated by reference in this prospectus and in any applicable prospectus supplement. You should carefully read this prospectus and the documents we incorporate by reference, before you invest in our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or the accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is __________, 2021.

About this Prospectus

This prospectus is part of the registration statement that we filed with the Securities and Exchange Commission pursuant to which the selling stockholders named herein may, from time to time, offer and sell or otherwise dispose of the shares of our common stock covered by this prospectus. As permitted by the rules and regulations of the Securities and Exchange Commission, the registration statement filed by us includes additional information not contained in this prospectus.

This prospectus and the documents incorporated by reference into this prospectus include important information about us, the securities being offered and other information you should know before investing in our securities. You should not assume that the information contained in this prospectus is accurate on any date subsequent to the date set forth on the front cover of this prospectus or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus is delivered or shares of common stock are sold or otherwise disposed of on a later date. It is important for you to read and consider all information contained in this prospectus, including the documents incorporated by reference therein, in making your investment decision. You should also read and consider the information in the documents to which we have referred you under “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus.

You should rely only on this prospectus and the information incorporated or deemed to be incorporated by reference in this prospectus. We have not, and the selling stockholders have not, authorized anyone to give any information or to make any representation to you other than those contained or incorporated by reference in this prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Unless otherwise indicated, information contained or incorporated by reference in this prospectus concerning our industry, including our general expectations and market opportunity, is based on information from our own management estimates and research, as well as from industry and general publications and research, surveys and studies conducted by third parties. Management estimates are derived from publicly available information, our knowledge of our industry and assumptions based on such information and knowledge, which we believe to be reasonable. In addition, assumptions and estimates of our and our industry’s future performance are necessarily uncertain due to a variety of factors, including those described in “Risk Factors” beginning on page 5 of this prospectus. These and other factors could cause our future performance to differ materially from our assumptions and estimates.

Prospectus Summary

This summary provides an overview of selected information contained elsewhere or incorporated by reference in this prospectus and does not contain all of the information you should consider before investing in our securities. You should carefully read the prospectus, the information incorporated by reference and the registration statement of which this prospectus is a part in their entirety before investing in our securities, including the information discussed under “Risk Factors” in this prospectus and the documents incorporated by reference and our financial statements and related notes that are incorporated by reference in this prospectus. In this prospectus, unless the context indicates otherwise, “Petros,” the “Company,” the “registrant,” “we,” “us,” “our,” or “ours” refer to Petros Pharmaceuticals, Inc. and its consolidated subsidiaries.

Overview

Petros is a pharmaceutical company focused on men’s health therapeutics, consisting of wholly owned subsidiaries, Metuchen Pharmaceuticals, LLC (“Metuchen”), Timm Medical Technologies, Inc. (“Timm Medical”), and Pos-T-Vac, LLC (“PTV”). We are engaged in the commercialization and development of Stendra®, a U.S. Food and Drug Administration approved PDE-5 inhibitor prescription medication for the treatment of erectile dysfunction (“ED”), which we have licensed from Vivus, Inc. Petros also markets its own line of ED products in the form of vacuum erection device products through its subsidiaries, Timm Medical and PTV. In addition to ED products, we have acquired an exclusive global license to develop and commercialize H100™, a novel and patented topical formulation candidate for the treatment of acute Peyronie’s disease.

Implications of Being an Emerging Growth Company and a Smaller Reporting Company

As a company with less than $1.07 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act (the “JOBS Act”) enacted in April 2012. An “emerging growth company” may take advantage of exemptions from some of the reporting requirements that are otherwise applicable to public companies. These exceptions include:

•          being permitted to present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations in this prospectus;

•          not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”);

•          reduced disclosure obligations regarding executive compensation in our periodic reports, proxy statements and registration statements; and

•          exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

We may take advantage of these provisions until the last day of our fiscal year following the fifth anniversary of our first sale of common equity securities pursuant to an effective registration statement under the Securities Act. However, if certain events occur prior to the end of such five-year period, including if we become a “large accelerated filer,” our annual gross revenue exceeds $1.07 billion or we issue more than $1.0 billion of non-convertible debt in any three-year period, we will cease to be an emerging growth company prior to the end of such five-year period.

In addition, the JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. We have elected to avail ourselves of this exemption.

Finally, we are a “smaller reporting company” (and may continue to qualify as such even after we no longer qualify as an emerging growth company) and accordingly may provide less public disclosure than larger public companies. As a result, the information that we provide to our stockholders may be different than you might receive from other public reporting companies in which you hold equity interests.

Corporate Information

Petros Pharmaceuticals, Inc. is a Delaware corporation with its principal business office at 1185 Avenue of the Americas, 3rd Floor, New York, New York 10036. Our telephone number is 973-242-0005 and our website can be found at www.petrospharma.com. Through our website, we will make available, free of charge, our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and any amendments to those reports, as soon as reasonably practicable after such material is electronically filed with, or furnished to, the Securities and Exchange Commission, or SEC. Information contained on, or that can be accessed through, our website is not and shall not be deemed to be a part of this prospectus.

The Offering

Common Stock to be Offered by the Selling Stockholders	Up to 3,830,000 shares of our common stock, which are comprised of (i) 1,180,000 PIPE Shares, (ii) 2,500,000 shares of common stock issuable upon the exercise of the Investor Warrants, and (iii) 150,000 shares of common stock issuable upon the exercise of the Katalyst Warrants.

Use of Proceeds	All shares of our common stock offered by this prospectus are being registered for the accounts of the selling stockholders and we will not receive any proceeds from the sale of these shares. However, we will receive proceeds from the exercise of the Warrants if the Warrants are exercised for cash. We intend to use those proceeds, if any, for general corporate purposes. See “Use of Proceeds” beginning on page 7 of this prospectus for additional information.

Registration Rights	Under the terms of the Securities Purchase Agreement, we agreed to file this registration statement with respect to the registration of the resale of the PIPE Shares and the Investor Warrant Shares by the selling stockholders party to the Securities Purchase Agreement.

Plan of Distribution	The selling stockholders named in this prospectus, or their pledgees, donees, transferees, distributees, beneficiaries or other successors-in-interest, may offer or sell the shares of common stock from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. The selling stockholders may also resell the shares of common stock to or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions.

See “Plan of Distribution” beginning on page 16 of this prospectus for additional information on the methods of sale that may be used by the selling stockholders.

Nasdaq Capital Market Symbol	Our common stock is listed on Nasdaq under the symbol “PTPI.”

Risk Factors	Investing in our common stock involves significant risks. See “Risk Factors” beginning on page 5 of this prospectus and the documents incorporated by reference in this prospectus.

Risk Factors

An investment in our securities involves certain risks. Before deciding to invest in our common stock, you should consider carefully the discussion of risks and uncertainties affecting us and our securities, together with other information in this prospectus and the other information and documents incorporated by reference in this prospectus, including the risks, uncertainties and assumptions discussed under the heading Item 1A, “Risk Factors,” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2021, June 30, 2021, and September 30, 2021, which are incorporated herein by reference, as updated or superseded by the risks and uncertainties described under similar headings in the other documents that are filed after the date hereof and incorporated by reference into this prospectus. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, business prospects, financial condition or results of operations could be seriously harmed. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment. Please also read carefully the section below entitled “Special Note Regarding Forward-Looking Statements.”

Special Note Regarding Forward-Looking Statements

This prospectus and the information incorporated by reference in this prospectus contain “forward-looking statements,” which include information relating to future events, future financial performance, strategies, expectations, competitive environment and regulation. Our use of the words “may,” “will,” “would,” “could,” “should,” “believes,” “estimates,” “projects,” “potential,” “expects,” “plans,” “seeks,” “intends,” “evaluates,” “pursues,” “anticipates,” “continues,” “designs,” “impacts,” “forecasts,” “target,” “outlook,” “initiative,” “objective,” “designed,” “priorities,” “goal” or the negative of those words or other similar expressions is intended to identify forward-looking statements that represent our current judgment about possible future events. Forward-looking statements should not be read as a guarantee of future performance or results and will probably not be accurate indications of when such performance or results will be achieved. All statements included or incorporated by reference in this prospectus, and in related comments by our management, other than statements of historical facts, including without limitation, statements about future events or financial performance, are forward-looking statements that involve certain risks and uncertainties.

These statements are based on certain assumptions and analyses made in light of our experience and perception of historical trends, current conditions and expected future developments as well as other factors that we believe are appropriate in the circumstances. While these statements represent our judgment on what the future may hold, and we believe these judgments are reasonable, these statements are not guarantees of any events or financial results. Whether actual future results and developments will conform with our expectations and predictions is subject to a number of risks and uncertainties, including the risks and uncertainties discussed in this prospectus, any prospectus supplement and the documents incorporated by reference under the captions “Risk Factors” and “Special Note Regarding Forward-Looking Statements” and elsewhere in those documents.

Consequently, all of the forward-looking statements made in this prospectus as well as all of the forward-looking statements incorporated by reference to our filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are qualified by these cautionary statements and there can be no assurance that the actual results or developments that we anticipate will be realized or, even if realized, that they will have the expected consequences to or effects on us and our subsidiaries or our businesses or operations. We caution investors not to place undue reliance on forward-looking statements. We undertake no obligation to update publicly or otherwise revise any forward-looking statements, whether as a result of new information, future events, or other such factors that affect the subject of these statements, except where we are expressly required to do so by law.

Use of Proceeds

All shares of our common stock offered by this prospectus are being registered for the accounts of the selling stockholders and we will not receive any proceeds from the sale of these shares. However, we will receive proceeds from the exercise of the Warrants if the Warrants are exercised for cash. We intend to use those proceeds, if any, for general corporate purposes.

Dividend Policy

We have never declared or paid any cash dividends on our common stock and our current credit facility restricts our ability to declare or pay cash dividends or distributions. We currently anticipate that we will retain future earnings to fund development and growth of our business, and we do not anticipate paying cash dividends in the foreseeable future. The decision to pay dividends is at the discretion of our board of directors and depends upon our ability to obtain a waiver of the restriction on paying dividends contained in our credit facility, and on our financial condition, results of operations, capital requirements, and other factors that our board of directors deems relevant.

Selling Stockholders

Unless the context otherwise requires, as used in this prospectus, “selling stockholders” includes the selling stockholders listed below and donees, pledgees, transferees or other successors-in-interest selling shares received after the date of this prospectus from the selling stockholders as a gift, pledge or other non-sale related transfer.

We have prepared this prospectus to allow the selling stockholders or their successors, assignees or other permitted transferees to sell or otherwise dispose of, from time to time, up to 3,830,000 shares of our common stock, which are comprised of (i) 1,180,000 PIPE Shares, (ii) 2,500,000 shares of common stock issuable upon the exercise of the Investor Warrants, and (iii) 150,000 shares of common stock issuable upon the exercise of the Katalyst Warrants.

The Registered Direct Offering and the Concurrent Private Placement

On November 29, 2021, we entered into the Securities Purchase Agreement with certain accredited and institutional investors (the “Purchasers”). Pursuant to the Securities Purchase Agreement, we agreed to sell in a registered direct offering (the “Registered Direct Offering”) 2,153,333 shares of our common stock to certain of the Purchasers at an offering price of $3.00 per share and associated Investor Warrant. Pursuant to the Securities Purchase Agreement, in the concurrent Private Placement, the Company also sold to the Purchasers (i) 1,180,000 PIPE Shares at an offering price of $3.00 per share and associated Investor Warrant, and (ii) Investor Warrants to purchase up to an aggregate of 2,500,000 shares of common stock at an exercise price of $3.50 per share. The Investor Warrants became exercisable immediately upon the closing of the Private Placement on December 2, 2021 and will expire five years following that date.

Subject to limited exceptions, a holder of Warrants other than JCP III SM AIV, LP will not have the right to exercise any portion of its Warrants if the holder, together with its affiliates, would beneficially own in excess of 4.99% (or 9.99% at the election of the holder prior to the date of issuance) of the number of shares of our common stock outstanding immediately after giving effect to such exercise, provided that the holder may increase or decrease the beneficial ownership limitation up to 9.99%. Any increase in the beneficial ownership limitation shall not be effective until 61 days following notice of such change to the Company.

In addition, under the Securities Purchase Agreement, we agreed to prepare and file with the SEC a registration statement relating to the resale of the shares of common stock underlying the Warrants on or before the 15th calendar day following the date of the Securities Purchase Agreement. The Warrants may not be assigned or transferred without the Company’s prior written consent.

Except as otherwise provided in the Warrants or by virtue of such holder’s ownership of shares of our common stock, the holders of the Warrants do not have the rights or privileges of holders of our common stock, including any voting rights, until they exercise their Warrants.

Katalyst provided financial advisory services to us in connection with the Registered Direct Offering and the Private Placement, pursuant to an Advisory Consulting Agreement, dated as of November 29, 2021, between us and Katalyst (the “Katalyst Agreement”). Pursuant to the Katalyst Agreement, we paid Katalyst an advisory fee and legal expenses totaling $660,000. In addition, we issued to Katalyst or its representatives or designees the Katalyst Warrants to purchase an aggregate of 150,000 shares of our common stock at an exercise price of $3.50 per share. The Katalyst Warrants became exercisable immediately upon the closing of the Registered Direct Offering and the Private Placement on December 2, 2021 and will expire five years following that date.

Relationships with the Selling Stockholders

Except as described below, none of the selling stockholders has, or within the past three years has had, any position, office or other material relationship with us.

John Shulman, the sole director of Juggernaut Partners III GP, Ltd., which is the sole general partner of Juggernaut Partners III GP, L.P., which is the sole general partner of JCP III SM AIV, LP, is a director of the Company. For more information about the Company’s relationship with JCP III SM AIV, LP and its affiliates, see the section below titled “Certain Relationships and Related Transactions—Relationship with Juggernaut Partners III GP, L.P.”

Within the past three years, Katalyst has provided us and Metuchen with financial advisory services, for which it received compensation.

Information About Selling Stockholders Offering

The shares of common stock being offered by the selling stockholders are those issuable to the selling stockholders upon exercise of the Warrants. For additional information regarding the issuance of the Warrants, see “—The Registered Direct Offering and the Concurrent Private Placement” above. We are registering the shares of common stock underlying the Warrants in order to permit the selling stockholders to offer the shares for resale from time to time.

The table below lists the selling stockholders and other information regarding the ownership of the shares of common stock by each of the selling stockholders. The second column lists the number of shares of common stock owned by each selling stockholder, based on its ownership of the shares of common stock and securities convertible or exercisable into shares of common stock, as of December 10, 2021, assuming exercise of the securities exercisable into shares of common stock held by the selling stockholders on that date, if applicable, without regard to any limitations on conversions or exercises.

The third column lists the shares of common stock being offered pursuant to this prospectus by the selling stockholders.

This prospectus generally covers the resale of the sum of (i) the PIPE Shares, (ii) the maximum number of Investor Warrant Shares, and (iii) the maximum number of Katalyst Warrant Shares. The table below assumes that the outstanding Warrants were exercised in full as of the trading day immediately preceding the date this registration statement was initially filed with the Securities and Exchange Commission, subject to adjustment as provided in the Securities Purchase Agreement, without regard to any limitations on the conversion or exercise of the Warrants. The fourth column assumes the sale of all of the shares of common stock offered by the selling stockholders pursuant to this prospectus.

Under the terms of the Warrants, subject to limited exceptions, a holder of Warrants other than JCP III SM AIV, LP will not have the right to exercise any portion of its Warrants if the holder, together with its affiliates, would beneficially own in excess of 4.99% (or 9.99% at the election of the holder prior to the date of issuance) of the number of shares of our common stock outstanding immediately after giving effect to such exercise, provided that the holder may increase or decrease the beneficial ownership limitation up to 9.99%, excluding for purposes of such determination shares of common stock issuable upon the exercise of such Warrants which have not been exercised. The number of shares in the second and fourth columns do not reflect this limitation. The selling stockholders may sell all, some or none of their shares of common stock in this offering. See “Plan of Distribution.”

The percentages in the following table reflect the shares of common stock beneficially owned by the selling stockholder as a percentage of the total number of shares of common stock outstanding as of December 10, 2021, assuming that all of the Warrants have been exercised. As of December 10, 2021, 17,988,927 shares of common stock were outstanding, before giving effect to the exercise of the Warrants.

Name of Selling Stockholder	Number of shares of common stock owned prior to offering (1)	Maximum number of shares of common stock to be sold pursuant to this Prospectus	Number of shares of common stock owned after offering	Percentage of common stock owned after offering
Scot Cohen (2)	833,647	460,292	373,355	1.81%
Empire Group Ltd. (3)	299,338	99,000	200,338	*
George W. Haywood (4)	594,255	59,400	534,855	2.59%
Intracoastal Capital LLC (5)	1,358,920	738,158	620,762	2.92%
Iroquois Capital Investment Group, LLC (6)	413,121	250,974	162,147	*
Iroquois Master Fund Ltd. (7)	697,736	585,605	112,131	*
JCP III SM AIV, LP (8)	7,619,578	875,000	6,744,578	30.21%
Northfield Residence Ltd. (9)	372,975	99,000	273,975	1.33%
Quick Capital, LLC (10)	91,989	49,211	42,778	*
Stephen A. Renaud (11)	91,544	49,211	42,333	*
Shay Capital LLC (12)	677,341	330,000	347,341	1.68%
Michael A. Silverman (13)	474,722	234,149	240,573	1.16%

* Less than 1%

(1)	Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities.

(2)	Shares of common stock to be sold pursuant to this prospectus represent (i) 111,586 PIPE Shares and (ii) 348,706 shares of common stock issuable upon the exercise of the Investor Warrants. Other shares of common stock beneficially owned prior to this offering consist of (1) 353,355 shares of common stock and (2) 20,000 shares underlying warrants held by Mr. Cohen that are currently exercisable or exercisable within 60 days of December 10, 2021.

(3)

Devidas Naraindas Budhrani has voting and dispositive control with respect to the securities being offered by Empire Group, Ltd.

Shares of common stock to be sold pursuant to this prospectus represent (i) 24,000 PIPE Shares and (ii) 75,000 shares of common stock issuable upon the exercise of the Investor Warrants. Other shares of common stock beneficially owned prior to this offering consist of (1) 76,000 shares of common stock and (2) 124,338 shares underlying warrants held by Empire Group, Ltd. that are currently exercisable or exercisable within 60 days of December 10, 2021.

(4)	Shares of common stock to be sold pursuant to this prospectus represent (i) 14,400 PIPE Shares and (ii) 45,000 shares of common stock issuable upon the exercise of the Investor Warrants. Other shares of common stock beneficially owned prior to this offering consist of 534,855 shares of common stock held by Mr. Haywood.

(5)

Mitchell P. Kopin (“Mr. Kopin”) and Daniel B. Asher (“Mr. Asher”), each of whom are managers of Intracoastal Capital, LLC (“Intracoastal”), have shared voting control and investment discretion over the securities reported herein that are held by Intracoastal. As a result, each of Mr. Kopin and Mr. Asher may be deemed to have beneficial ownership (as determined under Section 13 (d) of the Exchange Act) of the securities reported herein that are held by Intracoastal.

Shares of common stock to be sold pursuant to this prospectus represent (i) 178,947 PIPE Shares and (ii) 559,211 shares of common stock issuable upon the exercise of the Investor Warrants. Other shares of common stock beneficially owned prior to this offering consist of (1) 4,200 shares of common stock and (2) 616,562 shares underlying warrants held by Intracoastal that are currently exercisable or exercisable within 60 days of December 10, 2021.

(6)

Richard Abbe has the sole authority and responsibility for the investments made on behalf of Iroquois Capital Investment Group LLC (“ICIG”) as its managing member and shares authority and responsibility for the investments made on behalf of Iroquois Master Fund Ltd. (the “Iroquois Master Fund”) with Kimberly Page, each of whom is a director of the Iroquois Master Fund. As such, Mr. Abbe may be deemed to be the beneficial owner of all shares of common stock held by and underlying the securities reported herein (subject to the beneficial ownership blockers) held by Iroquois Master Fund and ICIG.

Shares of common stock to be sold pursuant to this prospectus represent (i) 60,842 PIPE Shares and (ii) 190,132 shares of common stock issuable upon the exercise of the Investor Warrants. Other shares of common stock beneficially owned prior to this offering consist of (1) 0 shares of common stock and (2) 162,147 shares underlying warrants held by ICIG that are currently exercisable or exercisable within 60 days of December 10, 2021.

(7)

Richard Abbe has the sole authority and responsibility for the investments made on behalf of ICIG as its managing member and shares authority and responsibility for the investments made on behalf of Iroquois Master Fund with Kimberly Page, each of whom is a director of the Iroquois Master Fund. As such, Mr. Abbe may be deemed to be the beneficial owner of all shares of common stock held by and underlying the securities reported herein (subject to the beneficial ownership blockers) held by Iroquois Master Fund and ICIG.

Shares of common stock to be sold pursuant to this prospectus represent (i) 141,965 PIPE Shares and (ii) 443,640 shares of common stock issuable upon the exercise of the Investor Warrants. Other shares of common stock beneficially owned prior to this offering consist of (1) 0 shares of common stock and (2) 112,131 shares underlying warrants held by Iroquois Master Fund that are currently exercisable or exercisable within 60 days of December 10, 2021.

(8)

The shares of common stock are directly held by JCP III SM AIV, L.P. (“JCP III AIV”) and METP Holdings, LLC (“METP”). The shares of common stock directly held by JCP III AIV and METP are also indirectly beneficially owned by: Juggernaut Partners III GP, L.P. (“JCP III GP”), the sole general partner of JCP III AIV and METP; Juggernaut Partners III GP, Ltd. (“JCP III GP Ltd”), the sole general partner of JCP III GP; and John Shulman, the sole director of JCP III GP Ltd (JCP III GP, JCP III GP Ltd and Mr. Shulman, together the “Indirect JCP Reporting Persons”).

Shares of common stock to be sold pursuant to this prospectus represent (i) 500,000 PIPE Shares and (ii) 375,000 shares of common stock issuable upon the exercise of the Investor Warrants. Other shares of common stock beneficially owned prior to this offering consist of (1) an aggregate of 5,057,771 shares of common stock held by the Indirect JCP Reporting Persons, (2) 25,000 shares underlying stock options held by Mr. Shulman that are currently exercisable or exercisable within 60 days of December 10, 2021, and (3) an aggregate of 1,661,807 shares underlying stock options held by the other Indirect JCP Reporting Persons that are currently exercisable or exercisable within 60 days of December 10, 2021.

(9)

Soroh Gold has voting and dispositive powers over the shares held by Northfield Residence Ltd.

Shares of common stock to be sold pursuant to this prospectus represent (i) 24,000 PIPE Shares and (ii) 75,000 shares of common stock issuable upon the exercise of the Investor Warrants. Other shares of common stock beneficially owned prior to this offering consist of 273,975 shares of common stock held by Northfield Residence Ltd.

(10)

Eilon Natan has voting and dispositive powers over the shares held by Quick Capital, LLC.

Shares of common stock to be sold pursuant to this prospectus represent (i) 11,930 PIPE Shares and (ii) 37,281 shares of common stock issuable upon the exercise of the Investor Warrants. Other shares of common stock beneficially owned prior to this offering consist of 42,778 shares of common stock held by Quick Capital, LLC.

(11)	Shares of common stock to be sold pursuant to this prospectus represent (i) 11,930 PIPE Shares and (ii) 37,281 shares of common stock issuable upon the exercise of the Investor Warrants. Other shares of common stock beneficially owned prior to this offering consist of (1) 37,778 shares of common stock and (2) 4,555 shares underlying warrants held by Mr. Renaud that are currently exercisable or exercisable within 60 days of December 10, 2021.

(12)

Sam Ginzburg and Michael Murray are the managing members of Shay Capital LLC and may be deemed to have investment discretion and voting power over the shares held by Shay Capital LLC in such capacity.

Shares of common stock to be sold pursuant to this prospectus represent (i) 80,000 PIPE Shares and (ii) 250,000 shares of common stock issuable upon the exercise of the Investor Warrants. Other shares of common stock beneficially owned prior to this offering consist of (1) 253,334 shares of common stock and (2) 94,007 shares underlying warrants held by Shay Capital LLC that are currently exercisable or exercisable within 60 days of December 10, 2021.

(13)	Shares of common stock to be sold pursuant to this prospectus represent (i) 20,400 PIPE Shares, (ii) 63,749 shares of common stock issuable upon the exercise of the Investor Warrants, and (iii) 150,000 shares of common stock issuable upon the exercise of the Katalyst Warrants. Other shares of common stock beneficially owned prior to this offering consist of (1) 64,599 shares of common stock and (2) 175,974 shares underlying warrants held by Mr. Silverman that are currently exercisable or exercisable within 60 days of December 10, 2021.

Certain Relationships and Related Transactions,

and Director Independence

Transactions with Related Persons

SEC rules require us to disclose any transaction or currently proposed transaction in which we are a participant and in which any related person has or will have a direct or indirect material interest involving an amount that exceeds the lesser of $120,000 or one percent (1%) of the average of the Company’s total assets as of the end of last two completed fiscal years since January 1, 2018. A related person is any executive officer, director, nominee for director, or holder of 5% or more of the Company’s common stock, or an immediate family member of any of those persons.

Relationship with Juggernaut Partners III GP, L.P.

JCP III SM AIV, L.P. (“JCP III AIV”) and METP Holdings, LLC (“METP”) hold 30.9% of the issued and outstanding shares of common stock of the Company, collectively. Juggernaut Partners III GP, L.P. (“JCP III GP”) is the sole general partner of JCP III AIV and METP and Juggernaut Capital Partners III, L.P (“JCP III”). JCP III GP Ltd is the sole general partner of JCP III GP. John D. Shulman is the sole director of JCP III GP Ltd. Mr. Shulman is also a Director of Petros.

Subordinated Related Party Loans

On September 30, 2016, the Company executed a Subordination Agreement with Hercules Capital, Inc. (“Hercules”), certain related parties, including JCP III SM AIV, L.P., an affiliate of Juggernaut Capital Partners III, L.P. (the “JCP Investor,” and together with the related parties “the Related Holders”), wherein the Related Holders agreed to subordinate outstanding indebtedness of the Company owed to the Related Holders (“Sub Debt”) to the indebtedness owed under a Loan Agreement for a $35 million term loan that was entered into by the Company and Hercules on the same date (the “Loan Agreement”). On November 22, 2017, the Company and the Related Holders entered into an Amended and Restated Subordination Agreement (the “Amended Agreement”). Under the terms of the Amended Agreement, the principal balance of the Sub Debt was increased to $30,579,496. The cash interest rate of the amended Sub Debt was 12%. Additional PIK interest due in respect of the Sub Debt was 8% payable on the maturity date.

On December 10, 2018, JCP III CI AIV, L.P., an affiliate of the JCP Investor, acquired from Krivulka Family LLC (“Krivulka”) all of Krivulka’s ownership interest in Metuchen Therapeutics, LLC (“MT”), a holding company that owned 55% of Metuchen, giving the JCP Investor a controlling interest in Metuchen (such transaction, the “JCP Acquisition”). As part of the acquisition accounting for the JCP Acquisition, the outstanding Sub Debt was determined to have a fair value that was less than its carrying value. The fair value of the Sub Debt was $22,250,746 at December 10, 2018. A debt discount of $15,506,463 was recognized and was being amortized to interest expense over the term of the Sub Debt using the effective interest method.

On December 10, 2018, the Company signed a subordinated promissory note for an additional $4,750,000 of Sub Debt from the JCP Investor. The principal, along with PIK interest at an annual rate of 25%, was due on April 2, 2021.

On September 16, 2019, the Company entered into an Exchange Agreement (“Exchange Agreement”) with JCP III SM AIV, L.P. and L. Mazur Associates, JV to exchange Preferred and Common Units for the Sub Debt. Pursuant to the Exchange Agreement, the Company issued 1,373,820.51 Preferred Units and 2,434,551.28 Common Units at a fair market value of $46,617,232.32 to the Related Parties in exchange for the full satisfaction and termination of the subordinated related party term loan. Pursuant to the Exchange Agreement, affiliates of JCP III received 1,129,497.00 Preferred Units and 2,001,584.89 Common Units.

Subordinated Promissory Notes

From January 31, 2020 through October 1, 2020, the Company entered into various Subordinated Promissory Notes with JCP III AIV in the aggregate principal amount of $15.5 million. The maturity date of each Subordinated Promissory Note was April 2, 2021. Each Subordinated Promissory Note carried PIK interest at an annual rate of 20%. The Subordinated Promissory Notes’ aggregate principal balance and accrued PIK interest was converted into 1,762,913.30 Common Units of Metuchen, which were then converted into shares of the Company’s common stock upon the consummation of the merger transactions involving the Company (the “Mergers”) on December 1, 2020, and the Subordinated Promissory Notes were terminated.

Escrow Agreement

Effective September 30, 2020, the Company and Hercules entered into the Third Amendment to Loan and Security Agreement (“Third Amendment”) to provide for interest only payments commencing on October 1, 2020 and continuing through December 22, 2020 unless the Company raised net cash proceeds of at least $25 million through an equity or debt financing or other transaction on or before December 21, 2020. The Third Amendment also amended the minimum cash, minimum net revenue and minimum EBITDA financial covenants. On that same date, Juggernaut Capital Partners III, L.P., Hercules and Wells Fargo Bank, N.A. entered into an escrow agreement (the “Escrow Agreement”) to escrow certain funds in an aggregate amount equal to certain principal payments owed under the Loan Agreement, as amended. In connection with the consummation of the Mergers, the funds held in escrow were disbursed back to Juggernaut Capital Partners III, L.P. and the Escrow Agreement was terminated.

October 2021 Registered Direct Offering and Private Placement

On October 13, 2021, we entered into the Securities Purchase Agreement with JCP III AIV and certain other accredited and institutional investors, pursuant to which we sold to JCP III AIV (i) 1,661,807 shares of our common stock in a registered direct offering at an offering price of $1.715 per share and associated warrant and, (ii) in a concurrent private placement, warrants to purchase up to an aggregate of 1,661,807 shares of our common stock at an exercise price of $1.715 per share. The warrants became exercisable immediately upon the closing of the offering on October 18, 2021 and will expire five years following that date. The shares were sold pursuant to an effective registration statement on Form S-3 as supplemented by a prospectus supplement, dated October 13, 2021, relating to the offering.

Description Of Securities To Be Registered

Authorized Capital Stock

We have authorized 200,000,000 shares of capital stock, of which 150,000,000 are shares of common stock and 50,000,000 are shares of “blank check” preferred stock. On December 10, 2021, there were 17,988,927 shares of common stock issued and outstanding and no shares of preferred stock issued and outstanding. The authorized and unissued shares of common stock and the authorized and undesignated shares of preferred stock are available for issuance without further action by our stockholders, unless such action is required by applicable law or the rules of any stock exchange on which our securities may be listed. Unless approval of our stockholders is so required, our Board does not intend to seek stockholder approval for the issuance and sale of our common stock or preferred stock.

As of December 10, 2021, we had 192 holders of record of our shares of common stock.

Plan Of Distribution

Each selling stockholder of securities and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on Nasdaq or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. A selling stockholder may use any one or more of the following methods when selling securities:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales;

●	in transactions through broker-dealers that agree with the selling stockholders to sell a specified number of such securities at a stipulated price per security;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The selling stockholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

In connection with the sale of the securities or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The selling stockholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling stockholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each selling stockholder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

We are required to pay certain fees and expenses incurred by us incident to the registration of the securities. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the common stock by the selling stockholders or any other person. We will make copies of this prospectus available to the selling stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

Legal Matters

The validity of the securities offered by this prospectus will be passed upon by Haynes and Boone, LLP, New York, New York.

Experts

The consolidated balance sheets of Petros Pharmaceuticals, Inc. and Subsidiaries (formerly Metuchen Pharmaceuticals, LLC) as of December 31, 2020 and 2019, and the related consolidated statements of operations, stockholders’ equity/ members’ capital, and cash flows for each of the years then ended have been audited by EisnerAmper LLP, independent registered public accounting firm, as stated in their report which is incorporated herein by reference. Such consolidated financial statements have been incorporated herein by reference in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

Where You Can Find More Information

We are subject to the informational requirements of the Exchange Act and in accordance therewith file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. The Securities and Exchange Commission maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission. The address of the Securities and Exchange Commission’s website is www.sec.gov.

We make available free of charge on or through our website at www. Petrospharma.com, our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with or otherwise furnish it to the Securities and Exchange Commission.

We have filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, relating to the offering of these securities. The registration statement, including the attached exhibits, contains additional relevant information about us and the securities. This prospectus does not contain all of the information set forth in the registration statement. You can obtain a copy of the registration statement for free at www.sec.gov. The registration statement and the documents referred to below under “Incorporation of Certain Information By Reference” are also available on our website, www.petrospharma.com.

We have not incorporated by reference into this prospectus the information on our website, and you should not consider it to be a part of this prospectus.

Incorporation of Certain Information By Reference

The Securities and Exchange Commission allows us to “incorporate by reference” the information we have filed with it, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus, and later information that we file with the Securities and Exchange Commission will automatically update and supersede this information.

We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act made subsequent to the date of this prospectus until the termination of the offering of the securities described in this prospectus (other than information in such filings that was “furnished,” under applicable SEC rules, rather than “filed”). We incorporate by reference the following documents or information that we have filed with the SEC:

●	our Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on March 31, 2021;

●	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2021, filed with the SEC on May 14, 2021, our Quarterly Report on Form 10-Q for the quarter ended June 30, 2021, filed with the SEC on August 16, 2021, and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2021, filed with the SEC on November 15, 2021;

●	our Current Reports on Form 8-K filed with the SEC on February 25, 2021, April 6, 2021, October 15, 2021, November 17, 2021, and December 1, 2021;

●	our definitive proxy statement on Schedule 14A filed with the SEC on November 22, 2021; and

●	the description of our common stock contained in Exhibit 4.4 to our Annual Report on Form 10-K for the year ended December 31, 2020, filed with the Securities and Exchange Commission on March 31, 2021, including any amendments thereto or reports filed for the purposes of updating this description.

All filings filed by us pursuant to the Exchange Act after the date of the initial filing of this registration statement and prior to the effectiveness of such registration statement (excluding information furnished pursuant to Items 2.02 and 7.01 of Form 8-K) shall also be deemed to be incorporated by reference into the prospectus.

You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with different information. Any statement contained in a document incorporated by reference into this prospectus will be deemed to be modified or superseded for the purposes of this prospectus to the extent that a later statement contained in this prospectus or in any other document incorporated by reference into this prospectus modifies or supersedes the earlier statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus. You should not assume that the information in this prospectus is accurate as of any date other than the date of this prospectus or the date of the documents incorporated by reference in this prospectus.

We will provide without charge to each person to whom a copy of this prospectus is delivered, upon written or oral request, a copy of any or all of the reports or documents that have been incorporated by reference in this prospectus but not delivered with this prospectus (other than an exhibit to these filings, unless we have specifically incorporated that exhibit by reference in this prospectus). Any such request should be addressed to us at:

Petros Pharmaceuticals, Inc.

Attn: Vice President of Accounting

1185 Avenue of the Americas, Suite 249

New York, New York 10036

973-242-0005

You may also access the documents incorporated by reference in this prospectus through our website at www. petrospharma.com. Except for the specific incorporated documents listed above, no information available on or through our website shall be deemed to be incorporated in this prospectus or the registration statement of which it forms a part.

3,830,000 Shares

COMMON STOCK

PROSPECTUS

Part II:

Information Not Required in Prospectus

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the various costs and expenses payable by us in connection with the sale of the securities being registered. All such costs and expenses shall be borne by us. Except for the Securities and Exchange Commission registration fee, all the amounts shown are estimates.

Securities and Exchange Commission Registration Fee	$780
Printing and engraving costs	$10,000
Legal fees and expenses	$25,000
Accounting fees and expenses	$12,000
Miscellaneous Fees and Expenses	$3,000
Total	$50,780

Item 14. Indemnification of Directors and Officers

Section 102 of the Delaware General Corporation Law allows a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit.

Section 145 of the Delaware General Corporation Law provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against amounts paid and expenses incurred in connection with an action or proceeding to which he is or is threatened to be made a party by reason of such position, if such person shall have acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, and, in any criminal proceeding, if such person had no reasonable cause to believe his conduct was unlawful; provided that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the adjudicating court determines that such indemnification is proper under the circumstances.

Article NINTH of our Articles of Incorporation provides that no director shall be personally liable to the Company or its stockholders for any monetary damages for any breach of fiduciary duty as a director.

Article TENTH of our Articles of Incorporation provides that the Company shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (an “Indemnified Person”) who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of the fact that such person, or a person for whom such person is the legal representative, is or was a director or officer of the Company or, while a director or officer of the Company, is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or of a partnership, joint venture, limited liability corporation, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such Indemnified Person in such Proceeding. The Company shall not be required to indemnify a person in connection with a Proceeding initiated by such person if the Proceeding was not authorized in advance by the Board.

Article X Section 1 of our By-laws provides that the Company shall indemnify, to the fullest extent permitted by the Delaware General Corporation Law, as now or hereinafter in effect, any Indemnified Person, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such Proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. The termination of any Proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person’s conduct was unlawful.

Article X Section 2 of our By-laws provides that the Company shall indemnify, to the fullest extent permitted by the Delaware General Corporation Law, as now or hereinafter in effect, any Indemnified Person, against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Item 15. Recent Sales of Unregistered Securities.

The following is a summary of all securities that we have sold without registration under the Securities Act since our incorporation, which was less than three years ago.

CorProminence Consulting Agreement

Effective January 1, 2021, the Company entered into a Marketing and Consulting Agreement (the “Agreement”) with CorProminence, LLC (the “Consultant”) for certain shareholder information and relation services. The term of the Agreement is for one year with automatic consecutive one-year renewal terms. As consideration for the shareholder information and relation services, the Company will pay the Consultant a monthly retainer of $7,500 and issued 30,000 restricted shares of the Company’s common stock to the Consultant on March 24, 2021 (the “Grant Date”). The restricted shares vested immediately on the Grant Date.

The shares were issued in reliance upon an exemption from registration pursuant to Section 4(a)(2) under the Securities Act. This issuance was not a “public offering” because no more than 35 non-accredited investors received securities of the Company, the Company did not engage in general solicitations or advertisings with regard to the issuance of shares of common stock of the Company and the Company did not make a public offering in connection with the issuance or sale of shares of common stock of the Company.

King Consulting Agreement

Effective April 1, 2021, the Company entered into a Consulting and Advisory Agreement (the “King Agreement”) with Tania King, an employee of Juggernaut Capital Partners LLP, for certain services. The term of the King Agreement is indefinite but may be terminated by either party, with or without cause. As consideration for the consulting and advisory services, the Company will pay Ms. King a monthly fee of $4,000, an additional $12,000 payment included with the first monthly fee for services provided since January 1, 2021 and issue restricted stock units for shares of the Company’s common stock (“RSU’s”) with a cash value of $72,000 as of the date of the grant (the “King Grant Date”). The RSU’s shall vest and settle in full on the one-year anniversary of the King Grant Date.

The shares were issued in reliance upon an exemption from registration pursuant to Section 4(a)(2) under the Securities Act. This issuance was not a “public offering” because no more than 35 non-accredited investors received securities of the Company, the Company did not engage in general solicitations or advertisings with regard to the issuance of shares of common stock of the Company and the Company did not make a public offering in connection with the issuances or sale of shares of common stock of the Company.

IRTH Consulting Agreement

Effective June 4, 2021, the Company entered into a Service Agreement (the “IRTH Agreement”) with IRTH Communications, LLC (the “Consultant”) for certain investor relations services. The term of the IRTH Agreement is for one year with an optional one-year renewal term. As consideration for the services, the Company will pay the Consultant a fixed fee of $6,750 per month for the term of the IRTH Agreement and issued 28,338 RSU’s with a value of $90,002 as of the date of the grant (the “IRTH Grand Date”). The restricted shares vest immediately on the IRTH Grant Date.

The shares were issued in reliance upon an exemption from registration pursuant to Section 4(a)(2) under the Securities Act. This issuance was not a “public offering” because no more than 35 non-accredited investors received securities of the Company, the Company did not engage in general solicitations or advertisings with regard to the issuance of shares of common stock of the Company and the Company did not make a public offering in connection with the issuances or sale of shares of common stock of the Company.

Equity Plan-Related Issuances

Since our incorporation, we granted our employees, consultants and other service providers options to purchase an aggregate of 615,669 shares of our common stock under our 2020 Omnibus Incentive Compensation plan (the “2020 Plan”) at an average exercise price of $3.37 per share as well as 23,301 restricted stock units.

Since our incorporation, we granted our employees, consultants and other service providers restricted stock units under our 2020 plan with a cash value of $72,000.

The offers, sales and issuances of the securities described above were deemed to be exempt from registration under Rule 701 promulgated under the Securities Act as transactions under compensatory benefit plans and contracts relating to compensation, or under Section 4(a)(2) of the Securities Act as transactions by an issuer not involving a public offering. The recipients of such securities were our directors, employees or bona fide consultants and received the securities under our equity incentive plans. Appropriate legends were affixed to the securities issued in these transactions.

October 2021 Registered Direct Offering and Private Placement

On October 13, 2021, we entered into the Securities Purchase Agreement with certain accredited and institutional investors, pursuant to which we sold 3,323,616 shares of our common stock in the Registered Direct Offering at an offering price of $1.715 per share and associated Investor Warrant. Also pursuant to the Securities Purchase Agreement, in the concurrent Private Placement, the Company sold to the Purchasers the Investor Warrants to purchase up to an aggregate of 3,323,616 shares of common stock at an exercise price of $1.715 per share. The Investor Warrants became exercisable immediately upon the closing of the Private Placement on October 18, 2021 and will expire five years following that date. In connection with the Registered Direct Offering and the Private Placement, the company issued the Katalyst Warrants to purchase 130,000 shares of common stock to Katalyst as compensation for financial advisory services. The Company received net proceeds from the Registered Direct Offering and the Private Placement, after deducting fees and other offering expenses payable by the Company, of approximately $5.4 million.

The Investor Warrants and the Katalyst Warrants were issued in reliance upon the exemption from the registration requirements in Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder. Each purchaser represented that it was an “accredited investor” (as defined by Rule 501 under the Securities Act).

November 2021 Registered Direct Offering and Private Placement

On November 29, 2021, we entered into the Securities Purchase Agreement with certain accredited and institutional investors, pursuant to which we sold 2,153,333 shares of our common stock in the Registered Direct Offering at an offering price of $3.00 per share and associated Investor Warrant. Also pursuant to the Securities Purchase Agreement, in the concurrent Private Placement, the Company sold to the Purchasers (i) 1,180,000 PIPE Shares and (ii) the Investor Warrants to purchase up to an aggregate of 2,500,000 shares of common stock at an exercise price of $3.50 per share. The Investor Warrants became exercisable immediately upon the closing of the Private Placement on December 2, 2021 and will expire five years following that date. In connection with the Registered Direct Offering and the Private Placement, the company issued the Katalyst Warrants to purchase 150,000 shares of common stock to Katalyst as compensation for financial advisory services. The Company received net proceeds from the Registered Direct Offering and the Private Placement, after deducting fees and other offering expenses payable by the Company, of approximately $9.3 million.

The PIPE Shares, the Investor Warrants, and the Katalyst Warrants were issued in reliance upon the exemption from the registration requirements in Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder. Each purchaser represented that it was an “accredited investor” (as defined by Rule 501 under the Securities Act).

Item 16. Exhibits and Financial Statement Schedules.

(a)	The Exhibit Index is hereby incorporated herein by reference.

(b)	All schedules have been omitted because they are not required, are not applicable or the information is otherwise set forth in the financial statements and related notes thereto.

EXHIBIT INDEX

Exhibit No.	Description
2.1∞	Agreement and Plan of Merger and Reorganization, dated as of May 17, 2020, by and among Petros Pharmaceuticals, Inc., Neurotrope, Inc., PM Merger Sub 1, LLC, PN Merger Sub 2, Inc. and Metuchen Pharmaceuticals LLC (incorporated by reference to Exhibit 2.1 to the Company’s Registration Statement on Form S-4 filed on October 28, 2020).

2.2	First Amendment to Agreement and Plan of Merger, dated as of July 23, 2020, by and between Petros Pharmaceuticals, Inc., PM Merger Sub 1, LLC, PN Merger Sub 2, Inc., Neurotrope, Inc. and Metuchen Pharmaceuticals LLC (incorporated by reference to Exhibit 2.2 to the Company’s Registration Statement on Form S-4 filed on October 28, 2020).

2.3	Second Amendment to Agreement and Plan of Merger, dated as of September 30, 2020, by and between Petros Pharmaceuticals, Inc., PM Merger Sub 1, LLC, PN Merger Sub 2, Inc., Neurotrope, Inc. and Metuchen Pharmaceuticals LLC (incorporated by reference to Exhibit 2.3 to the Company’s Registration Statement on Form S-4 filed on October 28, 2020).

3.1	Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on December 2, 2020).

3.2	Amended and Restated By-laws (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed on December 2, 2020).

4.1	Specimen Stock Certificate evidencing shares of Common Stock (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-4 filed on October 28, 2020).

4.2	Form of Senior Indenture (incorporated by reference to Exhibit 4.3 to the Company’s Registration Statement on Form S-3 filed on January 29, 2021).

4.3	Form of Subordinated Indenture (incorporated by reference to Exhibit 4.4 to the Company’s Registration Statement on Form S-3 filed on January 29, 2021).

4.4	Description of Capital Stock (incorporated by reference to Exhibit 4.4 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on March 31, 2021).

4.5	Registration Rights Agreement, dated as of December 1, 2020, by and among Petros Pharmaceuticals, Inc. and JCP III SM AIV, L.P. (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on December 2, 2020).

4.6	Form of Investor Warrant (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on October 15, 2021).

4.7	Form of Investor Warrant (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on December 1, 2021).

5.1*	Opinion of Haynes and Boone, LLP.

10.1∞	Loan and Security Agreement, dated as of September 30, 2016, by and between the Company, the lenders a party thereto from time to time, and Hercules Capital, Inc. (incorporated by reference to Exhibit 10.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on March 31, 2021).

10.2	First Amendment to Loan and Security Agreement, dated as of November 22, 2017, by and between the Company, the lenders a party thereto from time to time, and Hercules Capital, Inc. (incorporated by reference to Exhibit 10.2 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on March 31, 2021).

10.3	Second Amendment to Loan and Security Agreement, dated as of April 13, 2020, by and between the Company, Pos-T-Vac, LLC, Timm Medical Technologies, LLC, the lenders a party thereto from time to time, and Hercules Capital, Inc. (incorporated by reference to Exhibit 10.3 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on March 31, 2021).

10.4	Third Amendment to Loan and Security Agreement, dated as of September 30, 2020, by and between the Company, Pos-T-Vac, LLC, Timm Medical Technologies, LLC, the lenders a party thereto from time to time, and Hercules Capital, Inc. (incorporated by reference to Exhibit 10.4 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on March 31, 2021).

10.5	Registration Rights Agreement, dated as of December 1, 2020, by and among Petros Pharmaceuticals, Inc. and JCP III SM AIV, L.P. (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on December 2, 2020).

10.6+	License and Commercialization Agreement by and between VIVUS, Inc. and Metuchen Pharmaceuticals LLC, dated September 30, 2016 (incorporated by reference to Exhibit 10.3 the Company’s Registration Statement on Form S-4 filed on October 28, 2020).

10.7+	Commercial Supply Agreement by and between VIVUS, Inc. and Metuchen Pharmaceuticals LLC, dated September 30, 2016 (incorporated by reference to Exhibit 10.4 the Company’s Registration Statement on Form S-4 filed on October 28, 2020).

10.8+	Logistics Services Agreement by and between McKesson Specialty Care Distribution Corporation and Metuchen Pharmaceuticals LLC, dated November 28, 2018 (incorporated by reference to Exhibit 10.5 the Company’s Registration Statement on Form S-4 filed on October 28, 2020).

10.9∞	License Agreement, dated as of March 14, 2020, by and between the Company and Hybrid Medical LLC (incorporated by reference to Exhibit 10.9 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on March 31, 2021).

10.10	Letter Agreement, dated as of September 24, 2020, by and between the Company and Hybrid Medical LLC (incorporated by reference to Exhibit 10.10 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on March 31, 2021).

10.11†	Petros Pharmaceuticals, Inc. 2020 Omnibus Incentive Compensation Plan, as amended (incorporated by reference to Appendix B the Company’s definitive proxy statement on Schedule 14A filed with the SEC on November 22, 2021).

10.12†	Bonus Agreement, entered into as of December 11, 2020, by and between Petros Pharmaceuticals, Inc. and Fady Boctor (incorporated by reference to Exhibit 10.1 of the Company’s Form 8-K filed on December 15, 2020).

10.13†∞	Separation Agreement, entered into as of December 24, 2020, by and between the Company and Keith Lavan (incorporated by reference to Exhibit 10.1 of the Company’s Form 8-K filed on December 31, 2020).

10.14†∞	Employment Offer Letter, entered into as of February 19, 2021, by and between Petros Pharmaceuticals, Inc. and Fady Boctor Form of Petros Pharmaceuticals, Inc. (incorporated by reference to Exhibit 10.1 of the Company’s Form 8-K filed with February 25, 2021).

10.15†∞	Form of Petros Pharmaceuticals, Inc. Nonqualified Stock Option Grant Agreement (incorporated by reference to Exhibit 10.2 of the Company’s Form 8-K filed won February 25, 2021).

10.16	Letter Agreement, dated as of March 31, 2021, by and between Metuchen Pharmaceuticals, LLC and Hybrid Medical LLC (incorporated by reference to Exhibit 10.1 of the Company’s Form 8-K filed on April 6, 2021).

10.17	Form of Securities Purchase Agreement (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on October 15, 2021).

10.18	Form of Securities Purchase Agreement (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on December 1, 2021).

21	List of Subsidiaries (incorporated by reference to Exhibit 10.21 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on March 31, 2021).

23.1*	Consent of EisnerAmper LLP, Independent Registered Public Accounting Firm.

23.2*	Consent of Haynes and Boone, LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (contained in the signature page to this registration statement).

*	Filed herewith

∞	Schedules and exhibits omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant will furnish a copy of any omitted schedule or exhibit as a supplement to the SEC or its staff upon request.

+	Certain provisions and terms of exhibits have been omitted pursuant to Item 601(b)(10)(iv) of Regulation S-K. The registrant will furnish a copy of any omitted provision and/or terms of exhibits to the SEC or its staff upon request.

†	Management contract or compensatory plan or arrangement.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that:

Paragraphs (1)(i), (1)(ii) and (1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) The undersigned registrant hereby undertakes that:

(i) For purposes of determining any liability under the Securities Act of 1933, as amended, the information omitted from a form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933, as amended, shall be deemed to be part of this registration statement as of the time it was declared effective.

(ii) For the purpose of determining any liability under the Securities Act of 1933, as amended, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(6) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

Signatures

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on December 13, 2021.

Petros Pharmaceuticals, Inc.

By:	/s/ Fady Boctor
Name:	Fady Boctor
Title:	President and Chief Commercial Officer

Power of Attorney

Each person whose signature appears below hereby appoints each of Fady Boctor and Mitchell Arnold, severally, acting alone and without the other, his or her true and lawful attorney-in-fact, with full power of substitution, and with the authority to execute in the name of each such person, any and all amendments (including without limitation, post-effective amendments) to this registration statement on Form S-1, to sign any and all additional registration statements relating to the same offering of securities as this registration statement that are filed pursuant to Rule 462(b) of the Securities Act of 1933, and to file such registration statements with the Securities and Exchange Commission, together with any exhibits thereto and other documents therewith, necessary or advisable to enable the registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, which amendments may make such other changes in the registration statement as the aforesaid attorney-in-fact executing the same deems appropriate.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Fady Boctor	President and Chief Commercial Officer (principal executive officer)	December 13, 2021
Fady Boctor

/s/ Mitchell Arnold	Vice President of Finance (principal financial and accounting officer)	December 13, 2021
Mitchell Arnold

/s/ John D. Shulman	Executive Chairman of the Board of Directors	December 13, 2021
John D. Shulman

/s/ Joshua N. Silverman	Director	December 13, 2021
Joshua N. Silverman

/s/ Bruce T. Bernstein	Director	December 13, 2021
Bruce T. Bernstein

/s/ Greg Bradley	Director	December 13, 2021
Greg Bradley

Director
Wayne R. Walker